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                                                                    EXHIBIT 10.1


                          CARROLS HOLDINGS CORPORATION
                  1998 POLLO TROPICAL LONG-TERM INCENTIVE PLAN


1.   Purpose

     The purpose of this Plan is to further the growth and general prosperity of Carrols Holdings Corporation (the "Company") by providing long-term
                                        -------
     incentives to officers and employees of the Company and any Subsidiaries of the Company. The Company intends that the Plan will help attract, retain and motivate officers and key employees of high caliber and good potential and promote the alignment of the Participants' interests with that of the Company's shareholders.

2.   Definitions

     As used in the Plan, the following words shall have the following meanings:

     "Affiliate" of a Person other than an individual means any other Person, directly or indirectly controlling, controlled by or under common control with such Person or, with respect to any partnership, any partner thereof.

     "Award" means an award made to a Participant pursuant to the Plan and described in Paragraph 6, including, without limitation, an award of an Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Performance Units, Performance Shares, or Other Stock-Based Awards or any combination of the foregoing.

     "Award Agreement" means an agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

     "Board" means the Board of Directors of the Company as constituted from time to time.

     "Cause" has the meaning determined by the Committee and set forth in the applicable Participant's Award Agreement.

     "Carrols Stock" means Carrols stock, par value $.01 per share, of the Company, which is a series of common stock of the Company.

     "Certificate of Amendment" means the Certificate of Amendment to the Restated Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on November 3, 1999, as amended from time to time.

     "Change of Control" means:

          (a) The acquisition (other than from the Company) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, excluding for this purpose any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), of more than 50% of either the Company's then outstanding shares of common stock or the
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               combined voting power of the Company's then outstanding
               voting securities entitled to vote generally in the election of directors; or

        (b)(1) Individuals who are elected as members of the Board of
               Directors of the Company (the "Incumbent Board") pursuant to the
                                              ---------------
               terms of the Stockholders Agreement executed in connection with the Stock Purchase Agreement thereto (the "Stockholders
                                                          ------------
               Agreement") cease for any reason to constitute at least a
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               majority of the Board; provided that any person becoming a director on or after the effective date of the Stockholders Agreement whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be for purposes of the Plan, considered as though such person were a member of the Incumbent Board; or

        (b)(2) Notwithstanding the foregoing, Paragraph (b)(1) above shall not apply to any change in the Incumbent Board during the period in which the Stockholders Agreement is in effect and a majority of the Board of the Company is designated or otherwise appointed to serve on the Board under the provisions of such Stockholders Agreement; or

        (c) Approval and consummation of a reorganization, merger, or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Company or a Sale of Company or a Sale of the Pollo Tropical Group; or

        (d) The Company ceases to own at least 50 percent of the Carrols Corporation.

        (e) A Change of Control shall not be deemed to have occurred as a result of any purchase or acquisition of shares of capital stock in the Company by Madison Dearborn Capital Partners, L.P. and its affiliates, Madison Dearborn Capital Partners II, L.P. and its affiliates, Atlantic Restaurants, Inc. and its affiliates, or any combination thereof.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" means the Compensation Committee of the Board or, if no Committee shall have been appointed, the full Board.

     "Employee" means any officer or other employee of the Company or any Subsidiary.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Fair Market Value" as of any date:

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          (a) of Stock shall be deemed to equal: (i) if the Stock is publicly traded, the average of the last reported sales prices of such Stock for ten (10) consecutive trading days as officially reported on the principal trading market on which the Stock is traded ending on the second trading day prior to the date of determination; or (ii) if the Stock is not publicly traded, the value of a Share as determined in good faith by the Committee or the Board of the Company on the advice of its independent auditors; or

          (b) of assets other than Stock shall equal such value as determined by the Committee in its sole discretion.

     "Immediate Family" means an individual's spouse and descendants (whether natural or adopted) and any trust or partnership solely for the benefit of the individual and/or the individual's spouse and/or descendants.

     "Incentive Stock Option" means an option intended to be and designated as an incentive stock option meeting the requirements of Section 422 of the Code.

     "Independent Third Party" means any Person who, immediately prior to a contemplated transaction, does not own in excess of 5% of the Carrols Stock on a fully-diluted basis (a "5% Owner"); who is not controlling, controlled by or under control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.

     "Nonqualified Stock Option" means an option that is not intended to be nor designated as an Incentive Stock Option.

     "Other Stock-Based Awards" means any Award other than a Stock Option, Stock Appreciation Right, Restricted Stock, Performance Unit or Performance Share that is valued by reference to or otherwise based upon the Stock.

     "Participant" means an Employee who, as of any date, has been granted one or more Awards under the Plan which are still outstanding (i.e., have not been exercised, forfeited or terminated).

     "Performance Goals" means, with respect to any Performance Period, performance goals based on any of the following criteria and established by the Committee prior to the beginning of such Performance Period or performance goals based on any of the following criteria and established by the Committee after the beginning of such Performance Period that meet the requirements to be considered pre-established performance goals under
     Section 162(m) of the Code: earnings or earnings growth; return on equity, assets or investment; revenues; expenses; stock price; market share; charge-offs; or reductions in non-performing assets or such other performance indicators as determined by the Committee in its sole discretion. Such Performance Goals may be particular to an Employee or the division, department, branch, line of business, Subsidiary or other unit in which the Employee works, or may be based on the performance of the Company generally.

     "Performance Period" means (when and if applicable) the period of time designated by the Committee during which Performance Goals will be measured in connection with an Award.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated

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     organization and a governmental entity or any department, agency or political subdivision thereof.

     "Pollo Tropical Group" has the meaning set forth in the Certificate of Amendment.

     "Plan" means this Carrols Holdings Corporation 1998 Pollo Tropical Long-Term Incentive Plan, as amended from time to time.

     "Qualified Public Offering" means the sale in an underwritten public offering registered under the Securities Act of 1933 of shares of Carrols Stock resulting in aggregate gross proceeds to the Company of at least $50 million and a price per share of not less than $108.2353 (as such amount is equitably adjusted for subsequent stock splits, stock dividends and recapitalizations).

     "Sale of the Company" means the sale of the Company to an Independent Third Party or affiliate group of Independent Third Parties pursuant to which such party or parties acquire (a) capital stock of the Company possessing the voting power to elect a majority of the Company's Board (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (b) all or substantially all of the Company's assets determined on a consolidated basis.

     "Sale of the Pollo Tropical Group" means the sale by the Company of the Pollo Tropical Group to an Independent Third Party or affiliate group of Independent Third Parties pursuant to which such party or parties acquire
     (a) all or substantially all of the assets of the Pollo Tropical Group determined on a consolidated basis or (b) in the event all of the assets and liabilities of the Pollo Tropical Group are held directly or indirectly by a Subsidiary, capital stock of the Subsidiary possessing the voting power to elect a majority of the Subsidiary's Board (whether by merger, consolidation or sale or transfer of the Subsidiary's capital stock).

     "Stock" or "Share" means the series of common stock, par value $.01 per share, of the Company that has been designated as Pollo Tropical Stock under the Certificate of Amendment, which may be authorized but unissued or issued and reacquired.

     "Stock Options" means the collective reference to Incentive Stock Options and Nonqualified Stock Options.

     "Subsidiary" means any corporation, other than the Company, in which the Company has at least a fifty percent beneficial ownership interest.

3.   Administration

     (a) The Plan shall be administered by the Committee. None of the members of the Committee shall be eligible to receive Awards under the Plan. Members of the Committee shall be intended to qualify to administer and make Awards under the Plan for purposes of Section 162(m) of the Code and Rule 16b-3 (and any other applicable rule) promulgated under
          Section 16(b) of the Exchange Act. The Committee may adopt its own rules or procedures, and the action of a majority of the Committee, taken at a meeting or taken without a meeting by a writing signed by such majority, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules. Any such interpretations, rules, and administration shall be consistent with the basic purposes of the Plan.

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     (b)  The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe; provided, however, that only the Committee may designate and make Awards to Participants who are subject to Section 16 of the Exchange Act and Section 162(m) of the Code.

     (c) The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company, and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards made under the Plan, and all members of the Committee shall be fully protected by the Company with respect to any such action, determination or interpretation.

4.   Eligibility

     The Committee, in its discretion, may grant Awards to any Employee, subject to the provisions of the Plan. No Employee shall be entitled as a matter of right to receive an Award, nor shall the grant of an Award entitle an Employee to receive any future Award.

5.   Award Agreement

     The terms, conditions and limitations of each Award under the Plan shall be determined by the Committee subject to the limitations provided for in Paragraph 7 below, and shall be set forth in an Award Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan; provided, however, that such Award Agreement shall contain provisions dealing with the treatment of Awards in the event of the termination, death or disability of a Participant.

6.   Awards

     As the Committee may determine, the following types of Awards may be granted under the Plan to eligible Employees, either alone, in combination or on an alternative basis:

     (a)    Incentive Stock Options: These are options within the meaning of
            Section 422 of the Code to purchase Stock. In addition to other restrictions contained in the Plan, an option granted under this Paragraph 6(a), (i) may not be exercised more than 10 years after the date it is granted, (ii) may not have an option exercise price less than the Fair Market Value of the Stock on the date the option is granted, (iii) must otherwise comply with the requirements of
            Section 422 of the Code, and (iv) must be designated as an "Incentive Stock Option" by the Committee. To the extent the aggregate Fair Market Value (determined as of the time the Incentive Stock Option is granted) of the Stock with respect to which Incentive Stock Options become exercisable for the first time by a Participant during any calendar year under all plans of the Company or any Subsidiary exceeds ONE HUNDRED THOUSAND DOLLARS ($100,000), such options shall be treated as

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            Nonqualified Stock Options.

     (b) Nonqualified Stock Options: These are options to purchase Stock which are not intended to be and are not designated by the Committee as "Incentive Stock Options." At the time of the Award, the Committee shall determine, and shall have included in the Award Agreement or other Plan rules, the option exercise period, the option exercise price, and such other conditions or restrictions as may be appropriate. In addition to the other restrictions contained in the Plan, an option granted under this Paragraph 6(b), (i) may not be exercised more than 10 years after the date it is granted, and (ii) may not have an option exercise price less than 100% of the Fair Market Value of Stock on the date the option is granted.

            Payment of the option exercise price for Stock Options granted pursuant to Paragraphs 6(a) and 6(b) shall be made (i) in cash, (ii) by delivering shares of Stock already owned by the Participant, or
            (iii) by delivering a promissory note to the Company that is either
            (A) unsecured and fully recourse against the Participant or (B) nonrecourse but secured by the Stock being purchased by such exercise and by other assets having a Fair Market Value equal to not less than forty (40%) percent of the exercise price per share
            (a "Nonrecourse Note") and, in either event, such note shall mature
                ----------------
            on the fifth anniversary date thereof and shall bear interest, payable quarterly, at the Federal mid-term rate provided under
            Section 1274(d) of the Code or (iv) by a combination of any of the foregoing, in accordance with the terms of the Plan, the Award Agreement, and any other applicable guidelines of the Committee. The terms of the Nonrecourse Note shall provide that: (i) any dividends received on Stock securing a Nonrecourse Note shall be applied toward payment of the principal and accrued interest of the Nonrecourse Note; and (ii) the Nonrecourse Note shall become immediately due and payable upon the sale of the Stock securing the Nonrecourse Note and the proceeds shall be applied to the payment of the unpaid principal balance and accrued interest of the Nonrecourse Note.

     (c) Stock Appreciation Rights: These are rights that on exercise entitle the holder to receive the excess of (i) the Fair Market Value of a Share on the date of exercise over (ii) the Fair Market Value on the date of award or, if connected with a previously issued Stock Option, the Fair Market Value at the time such previously issued Stock Option was granted (the "base value"), multiplied by (iii) the
                                           ----------
            number of Shares covered by the rights exercised, as determined by the Committee. A Stock Appreciation Right granted under the Plan may, but need not be, granted in tandem with a Stock Option under Paragraphs 6(a) or 6(b). The Committee, in the Award Agreement or by other Plan rules, may impose such restrictions or conditions on the exercise of Stock Appreciation Rights as it deems appropriate, and may terminate, amend, or suspend such Stock Appreciation Rights at any time. No Stock Appreciation Right granted under the Plan may be exercised more than 10 years after the date it is granted.

     (d) Restricted Stock: Restricted Stock is Stock delivered to a Participant with or without payment of consideration, subject to such conditions, terms and restrictions (including performance-based or employment-based vesting, forfeiture conditions and transfer restrictions) on the Participant's right to transfer or sell such Stock. The number of Shares of Restricted Stock and the restrictions or conditions on such Shares shall be determined by the Committee, in the Award Agreement or by other Plan rules, and the certificate for the Restricted Stock shall bear evidence of the restrictions or conditions.

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     (e)    Performance Shares and Performance Units: An Award of Performance
            Shares or Performance Units shall entitle a Participant to receive Stock or a cash payment specified by the Committee, depending upon the attainment of certain Performance Goals that shall be specified by the Committee, and may relate to the performance of the Company or the Pollo Tropical Group or a combination thereof. At the time an Award of such Shares or units is made, the Committee shall, in the Award Agreement, determine the base value of the Award or specify a formula for determining such value. Other than an Award intended to qualify under Section 162(m) of the Internal Revenue Code, the Committee may adjust previously established Performance Goals and other terms and conditions of an Award at any time prior to the determination of the payment amount, to reflect major unforeseen events such as changes in laws, regulations or accounting policies or procedures, mergers, acquisitions or divestitures or extraordinary, unusual or non-recurring items or events.

            Payment pursuant to an Award of Performance Shares or Performance Units shall be made following the Committee's determination of the extent to which the performance criteria were satisfied, and shall be made in the form of stock, cash or a combination thereof, as the Committee may determine. Payment shall be made as promptly as practicable following the end of the Performance Period unless deferred subject to such terms and conditions as may be prescribed by the Committee.

     (f) Other Stock-Based Awards: Other Stock-Based Awards may be granted to such Employees as the Committee may select, at any time and from time to time as the Committee shall determine. The Committee shall have complete discretion in determining the number of Shares subject to such Awards, the consideration for such Awards and the terms, conditions and limitations pertaining to same including without limitation, restrictions based upon the achievement of specified business objectives, tenure, and other measurements of individual or business performance, and/or restrictions under applicable federal or state securities laws, and conditions under which same will lapse. Such awards may include the issuance of Stock in payments of amounts earned under other incentive compensation plans of the Company. The terms, restrictions and conditions of the Award need not be the same with respect to each Participant.

            The Committee may, in its sole discretion, direct the Company to issue Shares subject to such restrictive legends and/or stop transfer instructions as the Committee deems appropriate.

7.  Limitations and Conditions

     (a) The number of Shares of Pollo Tropical Stock available for Awards under the Plan shall be 100,000 or, if greater, such number of Shares as approved by the Committee. The Shares available for Awards under the Plan will be available for grant at an exercise price per share as determined by the Committee. The number of Shares subject to Awards under the Plan (including, but not limited to, Stock Options and Stock Appreciation Rights) to any one Participant shall not exceed 75,000 Shares. To the extent that any Award is canceled or forfeited, or terminates, expires, or lapses for any reason, any unissued Shares subject to such Award shall again be available for grant under the Plan.

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     (b)    No Awards shall be made under the Plan beyond ten years after the effective date of the Plan, but the terms of Awards made on or before the expiration thereof may extend beyond such expiration.

     (c) Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

     (d) Deferral of Award payouts may be provided for, in the sole discretion of the Committee, subject to such terms and conditions as the Committee may specify in the Award Agreements.

     (e) Participants shall not have any of the rights or privileges of stockholders of the Company with respect to any Shares purchasable in connection with any Award, unless and until certificates representing such Shares have been issued by the Company to such Participants.

     (f) Except as otherwise provided in this Paragraph 7, no Award may be sold, transferred, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during a Participant's lifetime only by the Participant or the Participant's legal representative. The Participant may, if permitted by the Committee, transfer the Award, other than Incentive Stock Options, without payment of consideration, to a member of Participant's Immediate Family. Any attempt at assignment, transfer, pledge or disposition of the Award contrary to the provisions hereof or the levy of any execution, attachment or similar process upon the Award other than as expressly permitted in this Paragraph 6 shall be null and void and without effect.

     (g) No holder of Shares shall sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in the Shares (a "Transfer"), except pursuant to a Public
                                       --------
            Sale or an Approved Sale (an "Exempt Transfer") or pursuant to this
                                          ---------------
            Paragraph 7; provided that in no event shall any Transfer of Shares pursuant to this Paragraph 7 be made for any consideration other than cash payable upon consummation of such Transfer or in installments over time. For purposes hereof, "Public Sale" means any
                                                          -----------
            sale of Shares to the public pursuant to an offering registered under the Securities Act of 1933, as amended.

     (h) Prior to making any Transfer other than an Exempt Transfer, any holder of Shares intending to make such a Transfer (the "Transferring Stockholder") shall deliver written notice (the "Sale
             ------------------------                                      ----
            Notice") to the Company. The Sale Notice shall disclose in
            ------
            reasonable detail the identity of the prospective transferee(s), the number of shares to be transferred (the "Specified Shares") and the
                                                     ----------------
            terms and conditions of the proposed Transfer. No Transferring Stockholder shall consummate any such Transfer until 45 days after the Sale Notice has been delivered to the Company, unless the parties to the Transfer have been finally determined pursuant to this Paragraph 6 prior to the expiration of such 45-day period.

     (i) The Company may elect to purchase all (but not less than all) of the Specified Shares upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to the Transferring Stockholder within 30 days after the Sale Notice has been delivered to the Company. If the Company

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          has elected to purchase the Specified Shares, the purchase of such
          Specified Shares shall be consummated as soon as is practicable after the delivery of the election notice to the Transferring Stockholder. If the Company has not elected to purchase all of the Specified Shares, the Transferring Stockholder may transfer the Specified Shares at a price and on terms no more favorable to the transferee(s) thereof than those specified in the Sale Notice. Any Specified Shares not so transferred by the Transferring Stockholder within 30 days shall be reoffered to the Company pursuant to this Paragraph 7 prior to any subsequent Transfer.

     (j) The restrictions set forth in this Paragraph 7 shall not apply with respect to any Transfer of Shares by any Person (i) in the case of any individual, pursuant to applicable laws of descent and distributions or among such individual's Immediate Family or (ii) in the case of a Person other than an individual, among its Affiliates (collectively referred to herein as "Permitted Transferees"); provided that the
                                 ---------------------
          restrictions contained in this Paragraph 7 shall continue to be applicable to the Shares after any such Transfer. Notwithstanding the foregoing, no party hereto shall avoid the provisions of the Plan by making one or more transfers to one or more Permitted Transferees and then disposing of all or any portion of such party's interest in any such Permitted Transferee.

     (k) The restrictions on the Transfer of Shares set forth in this Paragraph 7 shall continue with respect to each Share until the date on which such Share has been transferred in a Public Sale or an Approved Sale.

     (l) No grant or Award related payout under the Plan shall be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation.

     (m) No benefit or promise under the Plan shall be secured by any specific assets of the Company or any Subsidiary, nor shall any assets of the Company or any Subsidiary be designated as attributable or allocated to the satisfaction of the Company's obligations under the Plan.

     (n) Upon the conversion of Shares in connection with a public offering of the Company's securities, other than a Qualified Public Offering, the Participant must execute, become a party to and agree to be bound by the Company's Stockholder's Agreement dated March 27, 1997 by and among the Company, Madison Dearborn Capital Partners, L.P., Madison Dearborn Capital Partners II, L.P., Atlantic Restaurants, Inc., Alan Vituli and the Management Investors.

8.   Option Terms

     (a) The exercise period for a Stock Option, including any extension which the Committee may from time to time decide to grant, shall not exceed ten years from the date of grant.

     (b) Except as otherwise provided by the Committee, a Stock Option shall become exercisable with respect to 20% of the Shares commencing on the first anniversary of the date of grant, with an additional 20% becoming exercisable on each anniversary of the date of grant thereafter; provided, in each case, that the Participant shall have continuously remained in the active employment of the Company, or where appropriate, a Subsidiary.

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     (c)  Except as otherwise provided by the Committee, if a Participant's employment with the Company, or where appropriate, a Subsidiary terminates, then the Stock Options held by the Participant shall have the vesting and exercise terms as determined by the Committee and provided in the applicable Participant's Award Agreement.

     (d) Except as otherwise provided by the Committee, in the event that a Participant ceases to be employed by the Company or any of its Subsidiaries as a result of the Participant's termination for Cause (the "Termination"), any and all Shares which the Participant has
                -----------
          acquired upon the exercise of the Stock Options (the "Repurchase
                                                                ----------
          Shares"), shall be subject to repurchase (the "Repurchase Option") by
          ------                                         -----------------
          the Company as follows:

               (i) The purchase price for each Repurchase Share shall be the lesser of (1) the exercise price paid for such Repurchase Share (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations) and (2) the Fair Market Value for such Repurchase Share.

               (ii) The Board may elect to purchase all or any portion of the Repurchase Shares by delivering written notice (the "Repurchase
                                                                    ----------
               Notice") to the holder or holders of the Repurchase Shares within
               ------
               90 days after the Termination. The Repurchase Notice shall set forth the number of Repurchase Shares to be acquired from such holder of Repurchase Shares, the aggregate consideration to be paid therefor and the time and place for the closing of the transaction.

               (iii) The closing of the purchase of the Repurchase Shares shall take place on the date designated by the Company in the Repurchase Notice, which date shall not be more than 60 days nor less than 5 days after the delivery of such notice. The Company shall pay for the Repurchase Shares by delivery of a check or wire transfer of funds. The Company shall be entitled to receive from the Participant customary representations and warranties regarding the sale of the Repurchase Shares (including representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances).

               (iv) Notwithstanding anything to the contrary contained in the Plan, all repurchases of Repurchase Shares by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company's and its Subsidiaries' debt and equity financing agreements. If any such restrictions prohibit the repurchase of Repurchase Shares hereunder which the Company is otherwise entitled or required to make, the time periods provided herein shall be suspended, and the Company may make such repurchases as soon as it is permitted to do so under such restrictions.

9.  Dividends and Dividend Equivalents

    (a) The Committee may provide that Awards earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to an account established by the Committee under the Plan in the name of the Participant. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Shares or Share equivalents.

    (b) In the event that any properties or assets attributed to the Pollo Tropical Group (the "Pollo Transferred Property") are transferred (the
                               --------------------------
          "Pollo Property Transfer") to the Carrols Group from the Pollo
           -----------------------
          Tropical Group (other than in connection with (i) a decrease in the Number of Shares Issuable with Respect to the Inter-Group Interest (as defined in the Certificate of Amendment), (ii) a dividend or distribution on shares of Pollo Tropical Stock or (iii) all sale-leaseback transactions with respect to real property of the Pollo Tropical Group consummated prior to December 31, 1998), an amount shall be credited to an account established by the Committee under the Plan in the name of the Participant if the Participant is holding unexercised Stock Options (the "Individual Account") at the time of
                                          ------------------
          such Pollo Property Transfer equal to the product of (x) the Fair Value (as defined in the Certificate of Amendment) of the Pollo Transferred Property on the date of such Pollo Property Transfer and
          (y) a fraction, the numerator of which is equal to the number of Shares issuable upon exercise of the Participant's unexercised Stock Options, and the denominator of which is equal to (1) the Number of Shares Issuable with Respect to the Inter-Group Interest plus (2) the number of Shares currently outstanding.

    (c) In the event that any properties or assets attributed to the Carrols Group (the "Carrols Transferred Property") are transferred (the
                      ----------------------------
          "Carrols Property Transfer") to the Pollo Tropical Group from the
           -------------------------
          Carrols Group (other than in connection with an increase in the Number of Shares Issuable with Respect to the Inter-Group Interest), an amount shall be deducted from, or debited to, the Individual Account at the time of such Carrols Property Transfer equal to the product of
          (i) the Fair Value (as defined in the Certificate of Amendment) of the Carrols Transferred Property on the date of such Carrols Property Transfer and (ii) a fraction, the numerator of which is equal to the number of Shares issuable upon exercise of a Participant's unexercised Stock Options, and the denominator of which is equal to (x) the Number of Shares Issuable with Respect to the Inter-Group Interest plus (y) the number of Shares currently outstanding.

    (d) The amount (as such amount may be adjusted from time to time pursuant to Paragraphs 9(b) and 9(c), the "Participant Amount") maintained in a
                                            ------------------
          Participant's Individual Account (whether such amount is a positive or negative balance) will be applied (as provided in Paragraph 9(e)) only upon the (i) exchange of a Participant's Stock Options or (ii) exercise by a Participant of any of his or her Stock Options in the event (x) of a Change of Control, (y) that all of the properties and assets attributed to the Pollo Tropical Group are transferred to a wholly owned subsidiary of the Company and the Shares and/or Stock Options are exchanged for shares of the capital stock of such subsidiary and/or options to purchase shares of the capital stock of such subsidiary or (z) of a firm commitment initial public offering relating to the Carrols Stock and the Shares are exchanged for shares of Carrols Stock (each, a "Triggering Event").

     (e) In the event (i) a Participant is entitled to receive consideration (whether in the form of cash, property or other securities) upon the consummation of a Triggering Event (as a result of the exercise of a Participant's Stock Options) or (ii) a Participant's Stock Options to purchase Shares are exchanged for options to purchase another security upon the consummation of a Triggering Event, the aggregate value of either the consideration per share to be received by a Participant as a result of such Triggering Event (whether such consideration is payable in cash, property or securities) or the securities underlying the options which are issued or exchanged for a Participant's Stock Options as a result of such Triggering Event, as the case may be, shall be increased (where the Participant Amount is a positive number) or decreased (where the Participant Amount is a negative number) by an amount equal to the quotient of (x) the Participant Amount and (y) the number of shares issuable upon the exercise of the outstanding Stock Options, less (in the event the Exercise Price is not paid by the Participant) the Exercise Price per share payable upon exercise of such Stock Options.

     (f) In the event a Participant's Stock Options expire or terminate, the Participant Amount shall be either reduced (where the Participant Amount is a positive number) or increased (where the Participant Amount is a negative number), as the case may be, by an amount equal to the product of (1) the Participant Amount and (2) a fraction, the numerator of which is equal to the number of Shares which would have been issuable upon the exercise of such expired or terminated Stock Options, and the denominator of which is equal to the number of Shares issuable upon exercise of all of the Participant's Stock Options (including for such calculation the Shares which would have been issuable upon the exercise of the expired or terminated Stock Options). Other than as provided in this Paragraph 9, the Participant shall have no rights whatsoever to receive the Participant Amount.

10.  Transfers and Leaves of Absence

     For purposes of the Plan, (a) the transfer of a Participant's employment between the Company and any Subsidiary without an intervening period of separation shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Company or Subsidiary during such leave of absence; provided, however, that no Awards may be granted to an Employee while absent on such leave.

11.  Adjustments

     (a) In the event that a dividend shall be declared upon shares of Stock that is payable in shares of Stock, the number of shares of Stock then subject to any Award, the number of shares of Stock reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Award and the number of shares set forth in Paragraph 7(a) shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such dividend.

     (b) In the event that the outstanding shares of Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation, then, there shall be substituted for each share of Stock then subject to any Award, for each share of Stock reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Award and for each share of Stock referred to in Paragraph 7(a), the number and kind of shares of stock or other securities into which each outstanding share of Stock shall be so changed or for which each such share shall be exchanged.

     (c) In the event that there shall be any change, other than as specified in this Paragraph 11, in the number or kind of outstanding shares of Stock, or of any stock or other securities into which Stock shall have been changed into, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any Award, the number or kind of shares reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Award and the number or kind of shares referred to in Paragraph 7(a), such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of Awards granted in accordance with the provisions of the Plan.

     (d) In the case of any substitution or adjustment in accordance with the provisions of this Paragraph 11, the exercise price payable for each share of Stock issuable under the Stock Option prior to such substitution or adjustment shall be the exercise price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted in accordance with the provisions of this Paragraph 11.

     (e) No adjustment or substitution provided for in this Paragraph 11 shall require the Company to sell a fractional share under any Award. Any fractional share resulting from an adjustment or substitution provided for in this Paragraph 11 shall be rounded up to the nearest whole share.

12.  Change of Control

     In the event of a Change of Control, any or all Stock Options and Stock Appreciation Rights still outstanding shall, notwithstanding any contrary terms of the Award Agreement, vest and become exercisable in full on the date of such Change of Control. As soon as practicable but in no event later than thirty (30) days prior to the occurrence of a Change of Control, the Committee shall notify the Participant of such Change of Control. Upon a Change of Control that qualifies as an Approved Sale (as defined in Paragraph 13) in which the outstanding common stock of the Company is converted or exchanged for or becomes a right to receive any cash, property or securities other than Illiquid Consideration (as defined in Paragraph
     13), (i) the Stock Options and Stock Appreciation Rights shall become exercisable solely for the amount of such cash, property or securities that the Participant would have been entitled to had the Stock Options and Stock Appreciation Rights been exercised immediately prior to such event; and
     (ii) the Participant shall be given an opportunity to either (A) exercise any Stock Options and Stock Appreciation Rights prior to the consummation of the Approved Sale and participate in such sale as a holder of Stock or
     (B) upon consummation of the Approved Sale, receive in exchange for such Stock Options and Stock Appreciation Rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of Stock received by the holders of Stock in connection with the Approved Sale less the exercise price per share of Stock of such Stock Options and Stock Appreciation Rights to acquire Stock by (2) the number of shares of Stock represented by such Stock Options and Stock Appreciation Rights. Notwithstanding the foregoing, to the extent the Stock Options and Stock Appreciation Rights are not exercised prior to or exchanged simultaneously with the consummation of such Approved Sale in accordance with provisions (i) or (ii) herein, the Stock Options and Stock Appreciation Rights shall be canceled.

13.  Sale of the Company or Sale of the Pollo Tropical Group

     (a) If (i) the Board and the holders of a majority of the Carrols Stock approve a Sale of the Company or (ii) the Board and, if required by applicable law, the holders of a majority of the Carrols Stock approve a Sale of the Pollo Tropical Group (each an "Approved Sale"), the
                                                       -------------
          holders of Stock shall, if required by applicable law, consent to and raise no objections against such Approved Sale and if such Approved Sale is structured as a sale of capital stock, the holders of Stock shall agree to sell their Stock on the terms and conditions approved by the Board and, if required, the holders of a majority of the Carrols Stock. The holders of Stock shall take all necessary and desirable actions in connection with the consummation of an Approved Sale of the Company or an Approved Sale of the Pollo Tropical Group. Notwithstanding the foregoing, in the event that the consideration to be received by the holders of Stock in connection with an Approved Sale shall include either (x) shares of common stock of a class which is not listed on a national securities exchange or in the NASDAQ system and which is not entitled to registration rights for sale in a registered public offering under the Securities Act of 1933 or (y) shares of senior equity securities which do not provide for a scheduled redemption or a redemption at the option of the holders thereof, such holders shall not be required to sell their shares of Stock pursuant to this Paragraph 13(a) (collectively, the "Illiquid
                                                                     --------
          Consideration").
          -------------

     (b) The obligations of the holders of Stock with respect to the Approved Sale of the Company or an Approved Sale of the Pollo Tropical Group is subject to the satisfaction of the condition that, upon the consummation of such Approved Sale, all of the holders of Stock receive the same form and amount of consideration per share of Stock, or if any holders of Stock are given an option as to the form and amount of consideration to be received, all holders be given the same option.

     (c) If the Company enters into any negotiation or transaction involving the issuance of securities of another party to the holders of the Company's securities for which Rule 506 (or any similar rule then in effect), promulgated by the Securities Exchange Commission, may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Stock shall at the request of the Company, appoint a "purchaser representative" (as such term is defined in Rule 501) reasonably acceptable to the Company. If any holder of Stock appoints a purchaser representative designated by the Company, the Company shall pay the fees of such purchaser representative. However, if any holder of Stock declines to appoint the purchaser representative designated by the Company, such holder shall appoint another purchaser representative (reasonably acceptable to the Company), and such holder shall be responsible for the fees of the purchaser representative so appointed.

     (d) Participants and the other holders of Stock (if any) shall bear their pro-rata share (based upon the number of shares sold) of the costs of any sale of Stock pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Stock and are not otherwise paid by the Company or the acquiring party. Costs incurred by Participants and the other holders of Stock on their own behalf shall not be considered costs of the transaction hereunder.

     (e) The provisions of this Paragraph 13 shall terminate upon the closing of a Qualified Public Offering.

14.  Amendment and Termination

     (a) The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Awards as are consistent with the Plan provided that, no such action shall modify such Award in a manner adverse to the Participant without the Participant's consent, except as such modification is provided for or contemplated under the terms of the Award.

     (b) The Committee may terminate, amend or modify the provisions of the Plan (including any performance criteria or conditions which must be achieved in order for an Employee to receive an Award or Awards, subject to Paragraph 6(e)) at any time and from time to time; provided, however, that an amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3,
          Section 162(m) of the Code or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. The termination, amendment or modification of the Plan may be in response to changes in the Code, the Exchange Act, national securities exchange regulations or for other reasons deemed appropriate by the Committee.

     (c) Notwithstanding anything herein to the contrary, in the event that the Committee, in its sole discretion, determines that either (i) the grant of an Award or (ii) the issuance of Stock in connection with an Award hereunder, would result in the Company or any of its Subsidiaries recognizing gain for federal or state income tax purposes, the Committee shall have the right, in its sole discretion, to amend, terminate, suspend or otherwise modify the Plan or any Award hereunder in whole or in part in order to limit or eliminate such adverse tax effect on the Company or any of its Subsidiaries; provided, however, that the Committee shall in good faith use its best efforts to put Participants in substantially the same economic position as they would have been in had the provisions of this subsection not been applicable.

15.  Foreign Options and Rights

     The Committee may make Awards to Employees who are subject to the laws of nations other than the United States, which Awards may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with foreign laws.

16.  Withholding Taxes

     The Company shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to deliver Shares upon the exercise of a Stock Option or Stock Appreciation Right, upon payment of Performance Units or Performance Shares, upon delivery of Restricted Stock or upon exercise, settlement or payment of any Other Stock-Based Award, that the

     Participant pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such withholding taxes.

17.  Indemnification

     Each current or former member of the Committee, and of the Board, shall be indemnified and held harmless by the Company against any loss, cost, liability or expense that may be imposed upon, or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which the member may be a party or in which the member may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by the member in settlement thereof, with the Company's approval, or paid by the member in satisfaction of any judgment in any such action, suit or proceeding against the member, provided such member shall give the Company an opportunity, at its own expense, to handle and defend the same before the member undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which the member may be entitled under the Company's Certificate of Incorporation, as amended or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

18.  Successors

     The terms of the Plan shall be binding upon the Company, its successors and assigns and all transferees of Awards and/or Shares hereunder.

19.  Requirement of Law

     (a) The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approval by any governmental agencies or national securities exchanges as may be required.

     (b) In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     (c) To the extent that federal laws do not otherwise control, the Plan and all Award Agreements, shall be construed in accordance with and governed by the laws of the State of New York.

20.  Effective Date and Termination Dates

     The Plan, as amended and restated, shall be effective as of July 20, 1998 and shall terminate ten years later, subject to such earlier termination by the Committee pursuant to Paragraph 14.